Exhibit 10.1

Execution Version

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 27, 2016 and is entered into by and between PLUG POWER INC., a Delaware corporation, EMERGING POWER INC., a Delaware corporation, EMERGENT POWER INC., a Delaware corporation and each of their Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., formerly known as Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A.            Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of up to Forty Million Dollars ($40,000,000) (the “Term Loan”); and

B.            Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender agree as follows:

SECTION 1.  DEFINITIONS AND RULES OF CONSTRUCTION

1.1          Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Agent a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement delivered by Borrower in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Additional Project Document” shall mean any material contract or agreement relating to the development, construction, testing, operation, maintenance, repair, financing or use of any Project entered into by Borrower with any other Person subsequent to the date of this

Agreement (including any contract(s) or agreement(s) entered into in substitution for any Project Document that has been terminated in accordance with its terms or otherwise).

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person, (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), (b) or (c) of this paragraph.  As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Agreed Targeted Operating Results” means the agreed targeted operating results, as of the Closing Date, in form and substance acceptable to Agent and Lenders and delivered to the Agent and Lenders on June 9, 2016, which delivery was confirmed by email from Agent to Borrower on June 22, 2016.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Amortization Date” means July 3, 2017; provided however, if the Interest Only Extension Conditions are satisfied, then January 2, 2018.

“Assignee” has the meaning given to it in Section 11.13.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Cash” means all cash, cash equivalents and liquid funds.

“Change in Control” means (a) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity, or (b) any “change in control,” “change of control” or similar definition or provision in any Material Financing Agreement (Covenant).

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Closing Facility Charge” means Three Hundred Seventy Five Thousand Dollars ($375,000).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means the property described in Section 3.

“Common Stock” means the Common Stock of the Borrower.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation, in each case of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all net obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit that is not evidenced by an instrument.

“Designated Competitor” means any Person identified in writing by Borrower to the Agent and acknowledged in writing by the Agent.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Due Diligence Fee” means $60,000, which fee is due to Lender on or prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning given to it in Section 9.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or Agent or required to be withheld or deducted from a payment to a Lender or Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,

(c) Taxes attributable to such Lender or Agent’s failure to comply with Section 2.10(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Charge” means the Closing Facility Charge and, if applicable, the Tranche III Facility Charge.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Financial Statements” has the meaning given to it in Section 7.1.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision or any court, agency, authority, department, commission, board, bureau or instrumentality thereof, or central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means any substances or materials (i) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any applicable Environmental Law, (ii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (iii) the presence of which require investigation or remediation under any applicable Environmental Law, (iv) the discharge, emission or release of which requires a permit or license under any applicable Environmental Law, (v) which are found by a court of competent jurisdiction to constitute a nuisance or a trespass to neighboring properties or found by any Governmental Authority of competent jurisdiction to pose a health or safety hazard to Persons, (vi) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance of the type listed in any other part of this definition, or (vii) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas in percentages or at levels which make them subject to applicable Environmental Laws.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within one hundred twenty (120) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial End of Term Charge” shall have the meaning assigned to such term in Section 2.6.

“Incremental End of Term Charge” shall have the meaning assigned to such term in Section 2.6.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Only Extension Conditions” shall mean satisfaction of each of the following events:  (a) no default or Event of Default shall have occurred and is continuing; and (b) for the twelve month period ending March 31, 2017, Borrower shall have (i) achieved at least 90% of revenue under GAAP as set forth in the Agreed Targeted Operating Results and (ii) not exceeded 110% Net Loss as set forth in the Agreed Targeted Operating Results (i.e. Net Loss shall not be 10% worse than set forth in the Agreed Targeted Operating Results), in each case calculated consistent with the methodology in the Agreed Targeted Operating Results and in accordance to GAAP and subject to verification by Agent (including supporting documentation reasonably requested by Agent).

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“IP Security Agreement” means that certain Intellectual Property Security Agreement executed and delivered by Borrower to Agent and dated as of the Closing Date.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreements” means for each Qualified Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the IP Security Agreement, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Additional Project Document” shall mean any Additional Project Document if (i) the aggregate cost or value of goods and services to be acquired by Borrower pursuant thereto could reasonably be expected to exceed $750,000 or the equivalent in any calendar year or (ii) the aggregate amount of termination fees or liquidated damages which could be incurred by Borrower in respect of such Additional Project Document in any single calendar year could reasonably be expected to exceed $750,000 or the equivalent.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Material Financing Agreement (Covenant)” means any document or agreement governing Indebtedness or any operating lease or similar sale-leaseback financing (including without limitation, any Operating Lease), in each case of Borrower or its Subsidiaries and in each case exceeding $3,000,000 in principal amount outstanding.

“Material Financing Agreement (Notice)” means any document or agreement governing Indebtedness or any operating lease or similar sale-leaseback financing (including without limitation, any Operating Lease), in each case of Borrower or its Subsidiaries and in each case exceeding $1,000,000 in principal amount outstanding.

“Maximum Term Loan Amount” means Forty Million and No/100 Dollars ($40,000,000).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.3.

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net income (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period, calculated in a manner consistent with the calculation used for “Net Income” in the Agreed Targeted Operating Results.

“Net Loss” means negative Net Income, calculated in a manner consistent with the calculation used for “Net Loss” in the Agreed Targeted Operating Results.

“Note(s)” means a Term Note.

“Operating Lease” means, for any Project, the material lease documents that meet all of the following requirements:  (a) are entered into in the ordinary course of business by Borrower and consistent with past practices or industry norms, (b) provide for the lease financing of such Project, (c) have terms, conditions and structures that are not materially adverse to Agent and Lenders relative to the Operating Leases of Borrower that exist as of the Closing Date and (d) are secured solely with the assets of such Project or any other Project with the same lessor under an Operating Lease (i.e. the Equipment comprising a Project, the power purchase agreements and other project finance documents that are entered into specifically in connection with a Project and the generation of power from a Project and cash proceeds of such lease financing used to secure the obligations of Borrower under a Project).

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of (A) up to $200,000 outstanding at any time and (B) in addition to the Indebtedness in clause (A), incurred pursuant to sale-leaseback transactions for certain hydrogen tube trailers in an amount not to exceed $4,000,000 in the aggregate, in each case secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness;  (vii) reimbursement obligations in connection with letters of credit issued for the account of any Borrower to support obligations of such Borrower under an Operating Lease; provided that such reimbursement obligations (a) shall not exceed, in respect of any Project, the value of such Project and (b) shall be solely secured by Liens under clause (xiv)(A) of the definition of “Permitted Liens”; (viii) other Indebtedness in an amount not to exceed $1,000,000 at any time outstanding, (ix) intercompany Indebtedness as long as either (A) each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Qualified Subsidiary that has executed a Joinder Agreement or (B) such loans to all non-Qualified Subsidiaries does not exceed $500,000 in the aggregate following the Closing Date; (x) guarantees of Indebtedness of a Borrower by any Borrower; provided such Indebtedness so guaranteed was otherwise permitted to be incurred hereunder; (xi) Indebtedness incurred or owed by Borrower pursuant to Operating Leases, to the extent constituting Indebtedness under GAAP, to finance or refinance the acquisition, development, construction, and operation of Projects; (xi) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability insurance, self insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business or consistent with past practice; (xiii) Indebtedness in respect of or guarantee of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, workers’ compensation claims, letters of credit, bank guarantees and banker’s acceptances, warehouse receipts or similar instruments and similar obligations (other than in respect of other Indebtedness for borrowed money) including, without limitation, those incurred to secure health, safety and environmental obligations, in each case (a) provided in the ordinary course of business or consistent with past practice and (b) recourse for, and any pledge of security granted in connection therein is limited solely to, the assets of such Project; (xiv) Indebtedness in respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business; (xv) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; (xvi) endorsement of instruments or other payment items for deposit in the ordinary course of business; (xvii) all lease obligations associated with any Project incurred in connection with a sale-leaseback transaction entered into in respect of such Project as long as such obligations meet the requirements hereunder applicable to an Operating Lease; (xviii) unsecured Indebtedness in the form of accrued but unpaid dividends pursuant to Permitted Series C Repurchases; and (xix) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from existing or former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements and in connection with withholding taxes or stock option exercises in an aggregate amount not to exceed $2,000,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business in an aggregate amount not to exceed $1,000,000; (ix) Investments in Domestic Subsidiaries in aggregate amount not to exceed $500,000 per fiscal year and $1,500,000 in the aggregate; (x) Investments in Foreign Subsidiaries in an aggregate amount not to exceed $1,000,000 per fiscal year and $3,000,000 in the aggregate; (xi) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $500,000 in the aggregate in any fiscal year; (xii) repurchase of stock pursuant to Permitted Series C Repurchases; and (xiii) additional Investments that do not exceed $500,000 in the aggregate.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business:  deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) (A) Liens on cash in Project Restricted Accounts, and (B) security deposits in connection with real property leases in an aggregate amount not to exceed $750,000; (xv) Liens on the assets of a Project and cash collateral that secure (A) Indebtedness of a Borrower in respect of such Project pursuant to an Operating Lease relating to such Project and/or (B) reimbursement obligations relating to letters of credit supporting the Indebtedness of such Borrower under such Operating Lease; provided that in each case the aggregate cash collateral pledged in respect of any Project shall not exceed the value of such Project; and provided further than any cash securing such Liens shall not be in addition to cash pledged in connection with such Project in any Project Restricted Account; (xvi) the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases or consignment of goods; (xvii) Liens not otherwise permitted hereunder to the extent that (A) the aggregate outstanding amount (or in the case of Indebtedness, the principal amount) of the obligations secured thereby at any time does not exceed $200,000 and (B) such Liens are released within 90 days; (xviii) Liens of bailees in assets or properties held in a bailment arrangement in the ordinary course of business as permitted hereunder; (xix) utility and similar deposits in the ordinary course of business in an aggregate amount not to exceed $250,000 per year; and (xx) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xix) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness or an Operating

Lease being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Series C Repurchases” means all dividends, stock repurchases, and any other monetary payments, without duplication, required to be made pursuant to the Series C Repurchase Agreement, in an aggregate amount not to exceed $1,400,000.

“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business (including on an intercompany basis with (A) other Borrowers or (B) Hypulsion SAS (Plug Power Europe) in an amount not to exceed $1,000,000 per year), (ii) non-exclusive licenses and non-exclusive cross-licensing or similar arrangements for the use of Intellectual Property in the ordinary course of business, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) the sale or issuance of any stock of Borrower permitted under this Agreement; (v) the use or transfer of Cash in the ordinary course of business in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (vi) Permitted Liens and Permitted Investments, in each case, to the extent considered transfers of assets or property, (vii) transfers of Equipment in connection with sale-leaseback transactions under Operating Leases; (viii) sales or other dispositions among the Borrowers in the ordinary course of business for the fair market value of such assets and in every case in accordance with GAAP and applicable law, (ix) dispositions or sales of cash equivalents or other assets that were cash equivalents when the original Investment was made, in each case, (a) for the fair market value thereof and (b) so long as Agent has a perfected first priority security interest in all Proceeds thereof, (x) sales, discounting or forgiveness of accounts receivable in the ordinary course of business or in connection with the collection or compromise thereof in the ordinary course of business, (xi) the sale, disposal, abandonment, cancellation or lapse of Intellectual Property rights, or any issuances or registrations, or applications for issuances or registrations, of any Intellectual Property rights, in each case, (a) done in the ordinary course of business and (b) which, in the reasonable good faith determination of the Borrower are uneconomical, or not material to the conduct of the business of the Borrower and/or its Subsidiaries, and (xii) other transfers of assets having a fair market value of not more than $500,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s Common Stock.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.5.

“Project” means a fuel cell energy project.

“Project Documents” means, for any Project subject to Indebtedness or an Operating Lease: (a) all material agreements and contracts relating to the acquisition, construction, development, ownership, operation and maintenance of such Project, in each case other than an Operating Lease, and (b) all Material Additional Project Documents.

“Project Restricted Accounts” means, with respect to any Project, the deposit account(s) and/or securities account(s) that have been established pursuant to or in connection with an Operating Lease relating to such Project for the purpose of securing such Operating Leases and collecting, allocating and distributing proceeds generated by such Project.  For the avoidance of doubt, Borrower shall comply with Section 7.12(b) with respect to any allocation or distribution of such proceeds.

“Qualified Subsidiary” means any direct or indirect Subsidiary representing (a) individually, more than 5% of the consolidated assets or consolidated revenue of the Borrower and its Subsidiaries, on a consolidated basis and (b) collectively with all non-Qualified Subsidiaries, more than 10% of the consolidated assets or consolidated revenue of the Borrower and its Subsidiaries, on a consolidated basis; provided that only tangible assets (and no acquisition accounting for intangible assets) shall be used in the calculation of such Subsidiaries’ assets.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Required Lenders” means at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Series C Repurchase Agreement” means that certain Securities Purchase Agreement, dated as of May 8, 2013, between Plug Power Inc. and Air Liquide Investissements d’Avenir et de Demonstration, as in effect on the Closing Date.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Advance” means any Term Loan funds advanced under this Agreement.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) 10.45% plus the prime rate as reported in The Wall Street Journal minus 4.00%, and (ii) 10.45%.

“Term Loan Maturity Date” means June 3, 2019.

“Term Note” means a Promissory Note in substantially the form of Exhibit B.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Tranche II Milestone” means (a) no Event of Default shall have occurred and is continuing; and (b) for the six month period ending September 30, 2016, Borrower shall have (i) achieved at least 85% of revenue under GAAP set forth in the Agreed Targeted Operating Results, and (ii) not exceeded 115% of the Net Loss set forth in the Agreed Targeted Operating Results (i.e. Net Loss shall not be 15% worse than set forth in the Agreed Targeted Operating Results), in each case calculated consistent with the methodology used in the Agreed Targeted Operating Results and subject to verification by Agent (including supporting documentation reasonably requested by Agent).

“Tranche III Milestone” means (a) no Event of Default shall have occurred and is continuing, (b) Borrower shall have achieved the Tranche II Milestone; and (c) Borrower shall have achieved certain performance milestones to be mutually agreed upon after the Closing Date between Borrower and Lender, such performance milestones being subject to approval by Lender’s investment committee in its sole discretion.

“Tranche III Facility Charge” means One Hundred Twenty Five Thousand Dollars ($125,000).

“Tranche III Term Loan Advance” has the meaning given to it in Section 2.2(a).

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unrestricted Cash Milestone” means (a) no Event of Default shall have occurred and is continuing; and (b) Borrower shall have achieved (i) two consecutive fiscal quarters of Net Income of $1 or more, and (ii) at least 80% of each of its forecasted (x) Net Income and (y) cash flow from operations (as calculated in accordance with GAAP), in each case, measured quarterly on a trailing three month basis on the last day of any fiscal quarter and as set forth in the Agreed Targeted Operating Results, and in each case subject to verification by Agent (including supporting documentation reasonably requested by Agent).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.10(g)(ii)(2)(III).

“Withholding Agent” means the Borrower and the Agent.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement.  Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2.  THE LOAN

2.1          [RESERVED]

2.2          Term Loan.

(a)           Advances.  Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of up to $25,000,000 on the Closing Date.  Beginning on October 12, 2016, and continuing until December 12, 2016, and following achievement of the Tranche II Milestone, Borrower may request additional Term Loan Advances in an aggregate amount up to $5,000,000.  Beginning on June 27, 2016, and continuing until June 27, 2017, and following achievement of the Tranche III Milestone, Borrower may request additional Term Loan Advances in an aggregate amount up to $10,000,000 (the “Tranche III Term Loan Advances”).  In each case, Term Loan Advances must be in minimum increments of $1,000,000.  The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount.

(b)           Advance Request.  To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least three (3) Business Days before the Advance Date other than the Closing Date, which shall be at least one (1) Business Day) to Agent.  Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent set forth in Section 2.2(a) and Article 4 and applicable to such Term Loan Advance is satisfied as of the requested Advance Date.

(c)           Interest.  Term Loan Interest Rate.  The principal balance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The Term Loan Interest Rate will float and change on the day the prime rate changes from time to time.

(d)           Payment.  Borrower will pay interest on each Term Loan Advance in arrears on the first Business Day of each month, beginning the month after the Advance Date.  Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid.  The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on Term Loan Maturity Date.  Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense except as otherwise required by law.  Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Term Advance and (ii) legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement; provided, however, that Agent shall provide Borrower with an invoice detailing such fees and costs within thirty (30) days of debiting sums pursuant to this clause (ii).

2.3          Maximum Interest.  Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans)

(the “Maximum Rate”).  If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows:  first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, reasonable documented out-of-pocket costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4          Default Interest.  In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all outstanding Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(c) plus five percent (5%) per annum.  In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(c) or Section 2.4, as applicable.

2.5          Prepayment.  At its option upon at least seven (7) Business Days prior notice to Agent, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire outstanding principal balance and all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid in any of the first eighteen (18) months following the Closing Date, 2.00%; and thereafter, 1.00% (each, a “Prepayment Charge”).  Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.  Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control. Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge if Agent and Lender (in its sole, absolute and unfettered discretion) agree in writing to refinance the Advances prior to the Maturity Date.

2.6          End of Term Charge.  On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $2,475,000 (the “Initial End of Term Charge”); provided, however, if any Tranche III Term Loan Advance is drawn, the charge shall increase by $825,000 (the “Incremental End of Term Charge”) to $3,300,000.  Notwithstanding the required payment date of such charge, (i) the Initial End of Term Charge shall be deemed earned by Lender as of the Closing Date and

(ii) the Incremental End of Term Charge shall be deemed earned by Lender as of the date of the first Tranche III Term Loan Advance.

2.7          Credit of Facility Charge. If the Maximum Term Loan Amount (i.e., $40,000,000) is funded and, following funding, remains outstanding through the Term Loan Maturity Date, Lender will credit to Borrower an amount equal to the Facility Charge so that Borrower’s final payments in full of the Secured Obligations on the Term Loan Maturity Date will be reduced by the amount of the Facility Charge. Notwithstanding the foregoing, the Facility Charge is fully earned and owed on the Closing Date.

2.8          Notes.  If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

2.9          Pro Rata Treatment.  Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender.

2.10        Taxes.

(a)           Defined Terms.  For purposes of this Section 2.10, the term “applicable law” includes FATCA.

(b)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender or Agent, as applicable, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by the Borrower.  The Borrower shall indemnify the Lender or Agent, as applicable, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or Agent, as applicable, or required to be withheld or deducted from a payment to such Lender or Agent, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)            Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.10, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)           Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(g)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

1.                                      any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

2.                                      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by Borrower or Agent) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

I.                                        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

II.                                   executed copies of IRS Form W-8ECI;

III.                              in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

IV.                               to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

3.                                      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

4.                                      if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause 4, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(h)           Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of additional amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival.  Each party’s obligations under this Section 2.10 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.  SECURITY INTEREST

3.1          As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”):  (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

3.2          Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, nor anything else in any of the Loan Documents, the Collateral shall not include (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock of any Foreign Subsidiary (or of any holding company, substantially all the assets of which consist directly or indirectly of securities of one or more Foreign Subsidiaries) which shares entitle the holder thereof to vote for directors or any other matter, (b) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, (c) any permits, state or local franchises, charters, authorizations or licenses issued to any Borrower as the holder or licensee thereof, or any Operating Lease to which any Borrower is lessee thereof (and solely any equipment leased under such leases or another Operating Lease with the same lessor, if such Operating Lease so provides), or any other contracts or other agreements to which any Borrower is a party (including, without limitation, any Operating Lease with any of Manufacturer and Traders Trust Company, BB&T EFC Energy, LLC, Wells Fargo Equipment Finance, Inc., Generate Capital, Inc. and PNC Energy Capital LLC or their respective Affiliates) and any equipment or other property subject thereto, now existing or entered into in the future, in each case only (x) to the extent and for so long as the terms of such permit, franchise, charter, authorization, license, lease, contract or other agreement effectively (after giving effect to Sections 9 406 through 9 409, inclusive, of the UCC in the applicable state (or any successor provision or provisions) or any other applicable laws) prohibits the creation by such Borrower of a security interest in such permit, license, lease, contract or other agreement or any equipment or other property subject thereto in favor of the Agent or would result in an effective invalidation, termination or breach of the terms of any such permit, license, lease, contract or other agreement (after giving effect to Sections 9 406 through 9 409, inclusive, of the UCC in the applicable state (or any successor provision or provisions) or any other applicable laws), in each case unless and until any required consents are obtained and (y) solely to the extent of the underlying obligations secured thereby; provided that if and when the prohibition which prevents the granting of a Lien is removed, terminated or otherwise becomes unenforceable as a matter of law (including, without limitation, the termination of any such security interest resulting from the satisfaction of the obligations secured thereby), and notwithstanding any previous release of Lien provided by the Agent requested in connection with respect to any such obligations, the Collateral will be deemed to include, and at all times to have included, such permits, state or local franchises, charters, authorizations, licenses, leases, contracts or other agreements without further action or notice by any Person, (d) [reserved], (e) any equipment securing purchase money indebtedness or Indebtedness relating to capital leases if the granting of a Lien to any third party is prohibited by the agreement(s) setting forth the terms and conditions applicable to such Indebtedness, but only if such Indebtedness and the Liens securing the same are permitted by this Agreement, provided that if and when the prohibition which prevents the granting of a Lien in any such equipment is removed, terminated or otherwise becomes unenforceable as a matter of law (including, without limitation, the termination of any such security interest resulting from the satisfaction of the Indebtedness secured thereby), and notwithstanding any previous release of Lien provided by the Agent requested in connection with respect to any such Indebtedness, the Collateral will be deemed to include, and at all times shall have included, such equipment without further action or notice by any Person; and (f) any Deposit Accounts that constitute Project Restricted Accounts, but only so long as such Project Restricted Accounts are prohibited from being pledged to the Agent and Lenders pursuant to the applicable Operating Lease.

3.3          Agent agrees that the security interest granted in Section 3.1 shall continue until the Secured Obligations (other than contingent indemnification or reimbursement obligations that are not yet due and payable) have been paid in full and Lender has no further commitment or obligation hereunder or under the other Loan Documents to make any further Advances, at which time Agent shall promptly terminate the security interest and, at Borrower’s expense, take all actions reasonably requested by Borrower to evidence such termination, including the prompt return of any possessory collateral held by Agent.

SECTION 4.  CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1          Initial Advance.  On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a)           executed copies of the Loan Documents, Account Control Agreements required for Borrower to be in compliance with Section 7.18 on and after the Closing Date, a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b)           certified copy of resolutions of Borrower’s board of directors or other governing body evidencing approval of the Loan and other transactions evidenced by the Loan Documents;

(c)           certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d)           a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e)           payment of the Due Diligence Fee (to the extent not already paid), the Closing Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement and which have been invoiced to Borrower prior to the date hereof;

(f)            the Agreed Targeted Operating Results;

(g)           payoff letter in form and substance reasonably satisfactory to Agent from Generate Lending, LLC with respect to the payoff and release of all security interest under the Indebtedness owed to Generate Lending, LLC prior to the Closing Date;

(h)           with respect to each Project, each of the following documents:

(i)            copies of all Project Documents;

(ii)           copies of all material documents entered into in connection with any Project; and

(iii)          such other material information regarding such Project as Agent may request;

(iv)          documentation satisfactory to Agent with respect to the “conversion” of the Generate Lending, LLC loan agreement to an Operating Lease; and

(v)           such other documents as Agent may reasonably request.

4.2          All Advances.  On each Advance Date:

(a)           Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.2(b) duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.

(b)           The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)           Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d)           Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3          No Default.  As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default; and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

4.4          Tranche III Facility Charge.  Upon draw by Borrower of any Tranche III Term Loan Advance, Borrower shall pay to Agent the Tranche III Facility Charge.

4.5          Post-Closing Conditions.

(a)           Within thirty (30) days of the Closing Date, Borrower shall have delivered to Agent all Account Control Agreements required hereunder (other than Account Control Agreements required for Borrower to be in compliance with Section 7.18 on the Closing Date).

(b)           Within thirty (30) days of the Closing Date, Borrower shall have resolved, to the reasonable satisfaction of Agent, the issues with respect to Borrower’s Intellectual Property set forth on the exhibit with respect to Item 4 of the Perfection Certificate.  Borrower represents and warrants that such issues, individually or in the aggregate, are not material to Borrower’s business.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1          Corporate Status.  Borrower is a corporation, limited liability company or limited partnership duly organized, legally existing and in good standing under the laws of its state of jurisdiction, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect.  Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2          Collateral.  Borrower owns the Collateral, free of all Liens, except for Permitted Liens.  Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3          Consents.  Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate or Articles of Incorporation (as applicable), bylaws, or any law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate in any material respect any contract or agreement or require the consent or approval of any other Person which has not already been obtained, including for the avoidance of doubt, any counterparty of Borrower under a Material Financing Agreement (Notice).  The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4          Material Adverse Effect.  No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5          Actions Before Governmental Authorities.  There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6          Laws.

(a)           Borrower is not in violation of any law, rule or regulation (including Environmental Laws), or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect.  No event of default or event that with the passage of time could result in an event of default exists under any Project Documents, Material Financing Agreement (Covenant) or the Series C Repurchase Agreement.  In addition, to the knowledge of Borrower with respect to any Person other than Borrower or its Subsidiaries, no event of default or event that with the passage of time would result in an event of default exists under any provision of the Project Documents, the Series C Repurchase Agreement, or any other agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound that default is reasonably be expected to result in a Material Adverse Effect.  Borrower, its Affiliates and, to the knowledge of the Borrower and its Affiliates, any agent or other party acting on behalf of Borrower or its Affiliates are in compliance with all applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations, and none of the funds to be provided under this Agreement will be used, directly or indirectly, for any activities in violation of such laws and regulations.

(b)           There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which could reasonably be expected to interfere with or prevent continued material compliance, or which could reasonably be expected to give rise to any common law or statutory liability, under, relating to or in connection with any Environmental Law, or otherwise form the basis of any material claim, action, suit, proceeding, hearing or investigation under applicable law based on or related to the manufacture, processing, distribution, use, treatment, storage, transport or handling, or the release or threatened release into the environment, of any Hazardous Material with respect to any Borrower or their respective Subsidiaries, or any of their respective businesses, in each case that could reasonably be expected to have a Material Adverse Effect.

(c)           Borrower and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on Borrower and its Subsidiaries, taken as a whole. Borrower and its Subsidiaries are not aware of any existing liabilities concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of Borrower and its Subsidiaries. To the knowledge of Borrower, no property which is or has been owned, leased, used, operated or occupied by Borrower or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), or otherwise designated as a contaminated sit under applicable state or local law. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on Borrower and its Subsidiaries, taken as a whole.

5.7          Information Correct and Current.  No information, report, Advance Request, financial statement, certificate, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized and that actual results may differ materially).

5.8          Tax Matters.  Except as described on Schedule 5.8 and except those being contested in good faith with adequate reserves under GAAP, (a) Borrower has filed all federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any, (including any taxes being contested in good faith and by appropriate proceedings), in each case in excess of $150,000 and as to which adequate reserves (determined in accordance with GAAP) have been established.

5.9          Intellectual Property Claims.  Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business.  Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made in writing to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in breach thereof or has failed to perform any obligations thereunder, except as would not reasonably be expected to result in a Material Adverse Effect.

5.10        Intellectual Property.  Except as described on Schedule 5.10, Borrower has all material rights with respect to Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower.  Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where Borrower is the licensee or lessee.

5.11        Borrower Products.  Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened in writing litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products.  Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim.  To Borrower’s knowledge, neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.

5.12        Financial Accounts.  Exhibit E, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, the complete account number therefor, and whether and to what extent such account is restricted and not subject to the Lien of Agent under this Agreement.

5.13        Employee Loans.  Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party, other than as permitted under clause (viii) of the definition of “Permitted Investments”.

5.14        Capitalization and Subsidiaries.  Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto.  Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments.  Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

5.15        Investment Company Act; Public Utility Holding Company Act; Federal Power Act.  Borrower and its Subsidiaries are not required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by Borrower of any of the Loan Documents to which it is a party, or the issuance of any Note, violates any provisions of such Act or requires any consent, approval, or authorization of, or registration with, any Governmental Authority pursuant to any of the provisions of such Act.  Borrower and its Subsidiaries are not (i) a “holding company” or a “subsidiary company” of a “holding company,” as such terms are defined in the Public

Utility Holding Company Act of 1935, as amended, (ii) a “public utility,” as such term is defined in the Federal Power Act, as amended, or (iii) subject to regulation as a “retail electricity supplier,” an “electric supplier” or a “public utility” under the laws of any state or jurisdiction.

5.16        Project Financing Arrangements. Attached hereto as Schedule 5.16 is a true, complete and correct list of Borrower’s Projects, including (i) a description of each such Project; (ii) a list of the material Project Documents to which any Borrower is a party or otherwise relating to each such Project; (iii) all Indebtedness and leasehold obligations owing by Borrower under any Material Financing Agreement (Notice); (iv) a list of all Material Financing Agreements (Notice); and (v) a list and description of all Project Restricted Accounts by Borrower or its lender, lessor or collateral agent in connection with the Indebtedness or lease financing of such Project. With respect to each Project:

(a)           The Material Financing Agreements (Notice) listed on Schedule 5.16 in respect of such Project have been duly and validly executed and delivered by the parties thereto, are in full force and effect and have not been amended, modified, supplemented or terminated, except as expressly set forth on Schedule 5.16.  The copies of all Material Financing Documents provided to the Lender by Borrower are true, correct and complete in all material respects.

(b)           There exists no uncured breach or default under any Project Document or any Material Financing Agreement (Notice), and no party to any Project Document or any Material Financing Agreement (Notice) has the right to terminate any such Project Document or Material Financing Agreement (Notice), or otherwise accelerate the maturity of any payments due thereunder.

5.17        Restricted Cash Reports.  Attached hereto as Schedule 5.17 is a true, correct and complete report that sets forth, on a quarterly basis, the amounts scheduled to be distributed or paid to Borrower from the Project Restricted Account for each Project as in existence on the date hereof, assuming that Borrower meets its current revenue and expense projections for each such Project.

5.18        Foreign Subsidiary Voting Rights. No decision or action in any governing document of any Foreign Subsidiary of Borrower or of any entity solely holding the equity interests of any Foreign Subsidiary of Borrower requires a vote of greater than 50.1% of the equity interests or voting rights of such Foreign Subsidiary or entity solely holding the equity interests of such Foreign Subsidiary.

SECTION 6.  INSURANCE; INDEMNIFICATION

6.1          Coverage.  Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business.  Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3.  Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence.  Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate.  So long as there are any Secured Obligations outstanding (other than inchoate indemnification or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement), Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2          Certificates.  Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2.  Borrower’s insurance certificate shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer.  Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance.  All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests.  Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved.

6.3          Indemnity.  Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, reasonable documented costs and expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort and claims, costs, expenses, damages and liabilities arising from Environmental Laws and/or Hazardous Substances), including reasonable documented attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.  In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement.

SECTION 7.  COVENANTS OF BORROWER

Borrower agrees as follows:

7.1          Financial Reports.  Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)           as soon as practicable (and in any event within 30 days) after the end of each month (or within 45 days after the end of a month that coincides with the end of a calendar quarter), unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)           as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments

(c)           as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants delivered to Borrower;

(d)           as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;

(e)           as soon as practicable (and in any event within 30 days) after the end of each month, a report showing agings of accounts receivable and accounts payable;

(f)            promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made generally available to holders of its Preferred Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the SEC or any governmental authority that may be substituted therefor, or any national securities exchange;

(g)           at Agent’s request, copies of all notices, minutes, consents and other materials that Borrower provides to its directors in connection with meetings of the Board of Directors, provided that in all cases Borrower may exclude confidential compensation information, any attorney-client privileged information and any information that may raise a conflict of interest with respect to Agent or the Lenders; and

(h)           financial and business projections promptly following their approval by Borrower’s Board of Directors, and in any event, within 30 days after to the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent.

Borrower shall not (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any material change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate may be sent via email to Agent at legal@herculestech.com and tpandjiris@herculestech.com.  All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to legal@herculestech.com and tpandjiris@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Agent at: (866) 468-8916, attention Chief Credit Officer.

Notwithstanding the foregoing, documents required to be delivered pursuant to the Sections 7.1(b) and 7.1(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at Borrower’s website address or on which such financial statements and/or other documents are posted on the SEC’s website on the Internet at www.sec.gov.

7.2          Management Rights.  Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than twice per fiscal year.  In addition, in connection with any such examination, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records.  In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower.  Such consultations shall not unreasonably interfere with Borrower’s business operations.  The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.

7.3          Further Assurances.  Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral (subject to Permitted Liens) as Agent may reasonably request from time to time; provided that, notwithstanding any other provision of this Agreement, at no time shall leasehold mortgages be required with respect to leased property valued at or holding less than $500,000, valued at the lower of book or market.  Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary and that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby in accordance with the Loan Documents.  In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC) without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower.  Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4          Indebtedness; Operating Leases.  Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or any obligations under an Operating Lease or take any actions which impose on Borrower an obligation to prepay any Indebtedness or any Operating Lease, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness or obligations under any Operating Lease pursuant to its then applicable payment or rent schedule or (c) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Borrower, or (ii) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower.

7.5          Collateral.  Borrower shall at all times keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any known legal process affecting the Collateral, such other property and assets, in each case, with a value in excess of $250,000, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property.  Borrower shall not agree with any Person other than Agent or Lender not to encumber its property (other than holders of Permitted Liens). Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property), and shall give Agent prompt written notice of any known legal process affecting such Subsidiary’s assets with a value in excess of $250,000.

7.6          Investments.  Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7          Distributions.  Borrower shall not, and shall not allow any Subsidiary to (a) repurchase or redeem any class of stock or other equity interest other than (i) pursuant to employee, director or consultant repurchase plans, employee stock option plans, the Series C Repurchase Agreement (solely in connection with the right to convert preferred stock into common stock pursuant to such agreement and any cash to be paid in connection thereto to not exceed the specified cumulative limit in the definition “Permitted Series C Repurchases”) or agreements entered into in the ordinary course of business, or other similar agreements or in connection with withholding taxes (including in connection with restricted stock agreements) incurred solely in connection with the foregoing, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest (other than the net exercise of any stock options), or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that (i) a Subsidiary may pay dividends or make distributions to Borrower and (ii) so long as no Event of Default has occurred and is continuing, Borrower may pay cash dividends pursuant to Permitted Series C Repurchases (subject to, for the avoidance of doubt, the cumulative limit indicated in such definition), or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate outstanding other than Permitted Investments or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.8          Transfers.  Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets or in any material portion of the assets of any Project.

7.9          Mergers or Acquisitions.  Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.10        Taxes.  Borrower and its Subsidiaries shall pay when due all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Agent, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom.  Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral.  Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11        Corporate Changes.  Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent.  Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) in the case of any Domestic Subsidiaries, such relocation shall be within the United States of America.  Neither Borrower nor any Qualified Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having a value of up to $250,000 in any fiscal year in each customer site, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States of America and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.

7.12        Deposit Accounts.

(a)           Subject to Section 4.5, neither Borrower nor any Qualified Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property (other than, in each case, any Project Restricted Accounts or other Deposit Accounts excluded pursuant to Section 3.2), except with respect to which Agent has an Account Control Agreement.

(b)           All released funds (either cash, cash equivalents or investment securities) in a Project Restricted Account or other Deposit Accounts excluded pursuant to Section 3.2 shall, immediately upon release (either by law or contract), be transferred to an account subject to an Account Control Agreement in favor of Agent. For the avoidance of doubt, funds will be considered released when such funds are no longer required to serve as collateral pursuant to the same Operating Lease.  Furthermore, no funds used as collateral of one Operating Lease shall be used as collateral for another Operating Lease.

(c)           Promptly, and in any event within three (3) Business Days following maturity, satisfaction or termination of any Operating Lease, all funds in each Project Restricted Account or other Deposit Accounts excluded pursuant to Section 3.2 associated with such Operating Lease shall be transferred to an account subject to an Account Control Agreement in favor of Agent.

7.13        Joinders.

(a)           Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Qualified Subsidiary to execute and deliver to Agent a Joinder Agreement.

(b)           Upon any existing Subsidiary becoming a Qualified Subsidiary as required in Section 7.13(a) (a) such Subsidiary shall take all actions and steps required by Agent in order to perfect Agent’s security interest in such Subsidiary’s assets, including without limitation all such steps under any local laws, and (b) notwithstanding Section 3.2 to the contrary, Borrower or any other Subsidiary of Borrower shall grant Agent 100% of all outstanding shares of capital stock of such new Qualified Subsidiary or any Subsidiary that directly or indirectly holds securities of such new Qualified Subsidiary.

7.14        Project Documents.

(a)           Borrower shall not amend, modify or waive any provision or term of any Project Document or any Material Financing Agreement (Covenant), in a manner materially adverse to Agent.

(b)           Borrower shall not enter into any Material Additional Project Document unless the transactions contemplated by such Material Additional Project Document could not reasonably be expected to result in a Material Adverse Effect and are, in the Borrower’s reasonable judgment, in the best interest of the applicable Project.  Upon Agent’s request, Agent shall have received copies of such Material Additional Project Documents concurrently with delivery of the then-next Compliance Certificate.

7.15        Notification of Event of Default.  Borrower shall notify Agent promptly and in any case within three (3) Business Days of Borrower obtaining knowledge of the occurrence of any Event of Default, and any termination, default or event of default or any allegation or notice thereof under any Project Document, Material Financing Agreement (Notice) or under any subordination agreement.

7.16            Foreign Subsidiary Voting Rights.  Borrower shall not, and shall not permit any Subsidiary, to amend or modify any governing document of any Foreign Subsidiary of Borrower or of any entity solely holding the equity interests of any Foreign Subsidiary of Borrower the effect of which is to require a vote of greater than 50.1% of the equity interests or voting rights of such entity for any decision or action of such entity.

7.17            Use of Term Loan Proceeds.  The proceeds of the Term Loans shall be used to pay related fees and expenses in connection with this Agreement and for working capital and other general corporate purposes.

7.18            Minimum Cash.  At all times prior to achievement of the Unrestricted Cash Milestone, Borrower shall maintain unrestricted Cash in account(s) located in the United States of America subject to an Account Control Agreement in favor of Agent in an amount equal to (a) 75% of the outstanding Secured Obligations plus (b) an amount equal to any outstanding accounts payable of Borrower or any of its Subsidiaries that is more than one hundred fifty (150) days past the billing date for such accounts payable.  From and after the date on which the Borrower achieves the Unrestricted Cash Milestone, Borrower shall only be required to maintain unrestricted Cash in account(s) located in the United States of America subject to an Account Control Agreement in favor of Agent in an amount equal to (a) 50% of the outstanding Secured Obligations plus (b) an amount equal to any outstanding accounts payable of Borrower or any of its Subsidiaries that is more than one hundred fifty (150) days past the billing date for such accounts payable.  Borrower shall provide Agent evidence of compliance with the financial covenants under this Section 7.18 in each Compliance Certificate and upon request in form and substance reasonably acceptable to Agent and supporting documentation reasonably requested by Agent, including certification of such compliance by the Chief Executive Officer or Chief Financial Officer of Borrower.

7.19            Limited Subsidiaries.  Borrower agrees that (a) Plug Power Canada Inc., Plug Power Holding Inc., Plug Power Capital Inc. or H Power Corp. (i) shall collectively have no assets in excess of $10,000 and none shall incur any liabilities, (b) Emerging Power Inc. shall solely hold the equity interests of Emergent Power Inc., (c) Hypulsion U.S. Holding, Inc. shall solely hold the equity interests of Hypulsion SAS (Plug Power Europe), (d) any Domestic Subsidiary that is not a Qualified Subsidiary shall not have any assets or incur any liabilities until it has entered into a Joinder Agreement, and (e) any Subsidiary that is or becomes a Qualified Subsidiary shall enter into a Joinder Agreement within 15 days and become a co-borrower under this Agreement.

SECTION 8.  [RESERVED]

SECTION 9.  EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1          Payments.  Borrower fails to pay (i) any scheduled payment of principal or interest due under this Agreement or any of the other Loan Documents on the due date or (ii) any other payment due on the Secured Obligations hereunder within three (3) Business Days; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lender or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or

9.2          Covenants.  Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.12, 7.15, 7.17, 7.18 and 7.19), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than fifteen (15) Business Days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.12, 7.15, 7.17, 7.18 and 7.19, the occurrence of such default; or

9.3          Material Adverse Effect.  A circumstance has occurred that has had a Material Adverse Effect.  Agent shall provide written notice to Parent stating its belief that a Material Adverse Effect has occurred.  Agent shall provide three (3) calendar days written notice to Parent before exercising any right or remedy or causing a Default or an Event of Default to occur with respect to this Section 9.3, whereby during such time, Agent shall make itself available to discuss in good faith any proposed solution to such Material Adverse Effect, and Parent may take such action otherwise permitted under the Loan Documents (i) as required so that the event or circumstance that is the basis for such Material Adverse Effect no longer exists (to the extent curable), (ii) to show evidence that no Material Adverse Effect has occurred or (iii) to provide a plan detailing how it will mitigate the effect of such event or circumstance that, based on such plan, in the foreseeable future will provide Parent the ability to overcome such Material Adverse Effect, which, in each case, at such time such evidence is shown and plans are provided, the Agent shall promptly re-determine in good faith whether an Event of Default still exists with respect to this Section 9.3. If not, any proposed or expected violation of this Section 9.3 will immediately be deemed to be waived and cured, without any further action.  Further, no Event of Default shall be triggered under this Section 9.3 if the circumstance arises out of: (i) war, act of terrorism, civil unrest or similar event; or (ii) any adverse change, effect or circumstance resulting from an action required or permitted by this Agreement; or

9.4          Representations.  Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or

9.5          Insolvency.  Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) forty-five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.6          Attachments; Judgments.  Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least $500,000, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

9.7              Other Obligations.  The occurrence (beyond any applicable grace or cure periods) of any default under any agreement or obligation of Borrower (including without limitation its Operating Leases and the Project Documents) in an aggregate principal amount or annual potential revenues in excess of $500,000; or

9.8              Stop Trade.  At any time, an SEC stop trade order or NASDAQ market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a public market, provided that Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another public market within sixty (60) days of such notice.

SECTION 10.  REMEDIES

10.1        General.  Upon and during the continuance of any one or more Events of Default, (i) Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account.  Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.  All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2        Collection; Foreclosure.  Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect.  Any such sale may be made either at public or private sale at its place of business or elsewhere.  Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower.  Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower.  The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s reasonable documented costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the

Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3        No Waiver.  Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4        Cumulative Remedies.  The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative.  The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11.  MISCELLANEOUS

11.1        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2        Notice.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)           If to Agent:

HERCULES CAPITAL, INC.
Legal Department
Attention:  Chief Legal Officer and Tony Pandjiris
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com, tpandjiris@herculestech.com
Telephone:  650-289-3060

with a copy (which shall not constitute notice) to:

LATHAM & WATKINS LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111

Attention: Haim Zaltzman

Telephone: 415-395-8870

email: haim.zaltzman@lw.com

(b)           If to Lender:

HERCULES CAPITAL, INC.
Legal Department
Attention:  Chief Legal Officer and Tony Pandjiris
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com, tpandjiris@herculestech.com
Telephone:  650-289-3060

with a copy (which shall not constitute notice) to:

LATHAM & WATKINS LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111

Attention: Haim Zaltzman

Telephone: 415-395-8870

email: haim.zaltzman@lw.com

(c)           If to Borrower:

PLUG POWER INC.

Attention:  Paul Middleton

968 Albany Shaker Road

Latham, NY 12110

email: pmiddleton@plugpower.com
Telephone: 518-738-0281

with a copy (which shall not constitute notice) to:

GOODWIN PROCTER LLP

100 Northern Avenue

Boston, MA 02110

Attention: Robert P. Whalen

Telephone: 617-570-1394

email: rwhalen@goodwinprocter.com

or to such other address as each party may designate for itself by like notice.

11.3        Entire Agreement; Amendments.

(a)           This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated May 25, 2016).

(b)           Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b).  The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.

11.4        No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5        No Waiver.  The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers.  No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.

11.6        Survival.  All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement.  Section 6.3 shall survive the termination of this Agreement.

11.7        Successors and Assigns.  The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any).  Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect.  Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a Designated Competitor of Borrower, it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed.

11.8        Governing Law.  This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California.  Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California.  This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9        Consent to Jurisdiction and Venue.  All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California.  By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents.  Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10      Mutual Waiver of Jury Trial / Judicial Reference.

(a)           Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER.  This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b)           If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California.  Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)           In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11      Professional Fees.  Borrower promises to pay Agent’s and Lender’s fees and reasonable documented expenses necessary to finalize the loan documentation, including but not limited to reasonable documented attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses; provided that Agent and Lender shall use best efforts to limit such fees and expenses to no more than $125,000 and, in any event, such fees and expenses shall not exceed $250,000, in each case solely as of the Closing Date.  In addition, Borrower promises to pay any and all reasonable documented attorneys’ and other professionals’ fees and expenses incurred by Agent and Lender after the Closing Date in connection with or related to:  (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents;

(d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12      Confidentiality.  Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”).  Accordingly, Agent and Lender agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information:  (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or Lender in their reasonable good faith discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information which are no less restrictive than the terms of this Section 11.12; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony required by law or order of any Governmental Authority submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after the occurrence of an Event of Default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior written consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13      Assignment of Rights.  Borrower acknowledges and understands that Agent or Lender may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”).  After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given.  No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder.  Lender agrees that in the event of any transfer by it of the Note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.  Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.14      Revival of Secured Obligations.  This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender.  The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated until the Secured Obligations (other than contingent obligations for which no claim has been asserted) are fully satisfied.

11.15      Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.16      No Third Party Beneficiaries.  No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lender and the Borrower.

11.17      Agency.

(a)           Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)           Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c)           Agent in Its Individual Capacity.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d)           Exculpatory Provisions.  The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent shall not:

(i)             be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)          have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)       except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

(e)           The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f)            The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(g)           Reliance by Agent.  Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents.  Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith.  Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.  Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.18      Publicity.  None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.

11.19      Multiple Borrowers.

(a) Borrower’s Agent. Each of the Borrowers hereby irrevocably appoints Plug Power Inc. as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan and receiving account statements and other notices and communications to Borrowers (or any of them) from the Agent or any Lender. The Agent may rely, and shall be fully protected in relying, on any request for the Term Loan, disbursement instruction, report, information or any other notice or communication made or given by the Company, whether in its own name or on behalf of one or more of the other Borrowers, and the Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected thereby.

(b)  Waivers.  Each Borrower hereby waives:  (i) any right to require the Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with the Agent or any Indebtedness of the Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy the Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of the Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of the Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding.  Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations.  If any claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by the Agent with any such claimant (including without limitation any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to the Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by the Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement.  Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c)  Consents.  Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, the Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion:  (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which the Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as the Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable.  Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations.  Each Borrower further consents and agrees that the Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations.  Without limiting the generality of the foregoing, the Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.

(d)  Independent Liability.  Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto.  Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent to furnish to it any information now or hereafter in the Agent’s possession concerning the same or any other matter.

(e)  Subordination.  All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and the Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

PLUG POWER INC.

	Signature:	/s/ Paul Middleton

	Print Name:	Paul Middleton

	Title:	Chief Financial Officer and Senior Vice
President

EMERGING POWER INC.

	Signature:	/s/ Paul Middleton

	Print Name:	Paul Middleton

	Title:	Treasurer

EMERGENT POWER INC.

	Signature:	/s/ Paul Middleton

	Print Name:	Paul Middleton

	Title:	Treasurer

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

	Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

Table of Exhibits and Schedules

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B:	Term Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	ACH Debit Authorization Agreement

Schedule 1	Subsidiaries
Schedule 1.1	Commitments
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.14	Capitalization
Schedule 5.16	Project Matters
Schedule 5.17	Restricted Cash Reports

EXHIBIT A

ADVANCE REQUEST

To:	Agent:	Date: , 20

Hercules Capital, Inc. (the “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com, tpandjiris@herculestech.com
Attn: Chief Legal Officer and Tony Pandjiris

Plug Power Inc. (“Borrower”) hereby requests, on behalf of itself and each other Borrower (as defined in the Agreement) from Hercules Capital,  Inc. (“Lender”) an Advance in the amount of                                            Dollars ($                                ) on                             ,            (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)           Issue a check payable to Borrower

or

(b)           Wire Funds to Borrower’s account                                         [IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

Bank:
Address:

ABA Number:
Account Number:
Account Name:
Contact Person:
Phone Number
To Verify Wire Info:
Email address:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to:  (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the

Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents.  Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its reasonable discretion, Lender may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [                 ], 20[    ].

BORROWER: PLUG POWER INC.

SIGNATURE:
TITLE:
PRINT NAME:

EXHIBIT B

THIS NOTE IS BEING ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273(A) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR REQUESTS REGARDING THE ISSUE PRICE OF THIS NOTE, THE AMOUNT OF OID ON THIS NOTE, THE ISSUE DATE OF THIS NOTE AND THE YIELD TO MATURITY OF THIS NOTE, A HOLDER MAY CONTACT THE BORROWER (AS DEFINED BELOW) AT THE FOLLOWING ADDRESS: 968 ALBANY SHAKER ROAD, LATHAM, NY 12110, ATTENTION: PAUL MIDDLETON; TELEPHONE: 518-738-0281.

SECURED TERM PROMISSORY NOTE

$[ ],000,000	Advance Date: , 20[ ]
Maturity Date: , 20[ ]

FOR VALUE RECEIVED, PLUG POWER INC., a Delaware corporation, EMERGING POWER INC., a Delaware corporation, EMERGENT POWER INC., a Delaware corporation and each of their Qualified Subsidiaries (collectively, the “Borrower”) hereby promises to pay Hercules Capital, Inc., a Maryland corporation or its registered assigns (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [  ] Million Dollars ($[  ],000,000) or such lesser outstanding principal amount as Lender has advanced to Borrower, together with accrued but unpaid interest thereon at a rate as set forth in Section 2.2(c) of the Loan Agreement based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of June 27, 2016, by and among Borrower, Hercules Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  All payments shall be made in accordance with the Loan Agreement.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.  An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.  Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.  This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California.  This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS QUALIFIED SUBSIDIARIES:  PLUG POWER INC.

By:
Title:

EMERGING POWER INC.

By:
Title:

EMERGENT POWER INC.

By:
Title:

EXHIBIT C

Exhibit C: Name, Locations, and Other Information for Borrower

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.  Borrower represents and warrants to Agent that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	Plug Power Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	3083208

Name:	Emerging Power Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	5507010

Name:	Emergent Power Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	5509405

2.  Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name:  ReliOn (Trade name)
Used during dates of:  2014-current

Name:  Hypulsion (Trade name)
Used during dates of:  2015-current

3.  Borrower represents and warrants to Agent that its chief executive office is located at:

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
968 Albany-Shaker Road; Latham, NY 12110	Plug Power Inc.
968 Albany-Shaker Road; Latham, NY 12110	Emerging Power Inc.
15913 E. Euclid Avenue; Spokane WA 99216	Emergent Power Inc.

4.  Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations (other than its chief executive office) are as follows:

Complete Mailing Address, including County and Zip Code	Company/Subsidiary
1160 Naperville Drive; Romeoville, IL 60466	Plug Power Inc.
2038B South Alex Road; West Carrollton, OH 45449	Plug Power Inc.
Customer Locations (25)	Plug Power Inc.
Offsite Warehouse Stone Management; 2622 7th Ave #1; Watervliet, NY 12189	Plug Power Inc.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Copyrights

None.

Patents

Borrower/ Grantor	Title	App. No. App. Date	Patent / Pub. No. Issue / Pub. Date	Status	Registered Owner	Current Owner

Plug Power Inc.	Fuel dispensing system and method	11605630 11/28/2006	7412994 8/19/2008	Issued	Cellex Power Products, Inc.	Merger document recorded 6/27/2016; now in name of Plug Power Inc.

Plug Power Inc.	Digital input current control for switch mode power supplies	10893075 7/16/2004	7288924 10/30/2007	Issued	Cellex Power Products, Inc.	Merger document recorded 6/27/2016; now in name of Plug Power Inc.

Plug Power Inc.	Hybrid power supply apparatus for battery replacement applications	10684622 10/14/2003	7207405 4/24/2007	Issued	Cellex Power Products, Inc.	Merger document recorded 6/27/2016; now in name of Plug Power Inc.

Plug Power Inc.	Fuel dispensing system and method	10699615 10/31/2003	7171989 2/6/2007	Issued	Cellex Power Products, Inc.	Merger document recorded 6/27/2016; now in name of Plug Power Inc.

Plug Power Inc.	Self-regulated cooling system for switching power supplies using parasitic effects of switching	10020449 12/11/2001	6775162 8/10/2004	Issued	Cellex Power Products, Inc.	Merger document recorded 6/27/2016; now in name of Plug Power Inc.

Plug Power Inc.	Hybrid power supply control system and method	09957360 9/20/2001	6534950 3/18/2003	Issued	Cellex Power Products, Inc.	Merger document recorded 6/27/2016; now in name of Plug Power Inc.

Emergent Power Inc.	Membrane electrode assemblies and associated fuel cells	14468228 8/25/2014	20150056534 2/26/2015	Published	Emergent Power Inc.	Assignment from inventors to Emergent Power Inc. recorded 6/17/2016

Plug Power Inc.	Fuel storage enclosure	29183557 6/12/2003	D487931 3/30/2004	Issued	General Hydrogen Corporation	Merger document recorded 6/27/2016; now in name of Plug Power Inc.

Borrower/ Grantor	Title	App. No. App. Date	Patent / Pub. No. Issue / Pub. Date	Status	Registered Owner	Current Owner

Plug Power Inc.	Fuel storage enclosure	29183547 6/11/2003	D487807 3/23/2004	Issued	General Hydrogen Corporation	Merger document recorded 6/27/2016; now in name of Plug Power Inc.

Plug Power Inc.	Capacitor bank for electrical generator	11477448 6/30/2006	7477505 1/13/2009	Issued	General Hydrogen Corporation	Merger document recorded 6/27/2016; now in name of Plug Power Inc.

Plug Power Inc.	Fuel cell catalyst electrodes	10187033 6/27/2002	7220693 5/22/2007	Issued	H Power Corporation	Assignment document recorded 6/23/2016; now in the name of Plug Power Inc.

Plug Power Inc.	Alcohol fueled direct oxidation fuel cells	10187082 6/27/2002	7141322 11/28/2006	Issued	H Power Corporation	Assignment document recorded 6/23/2016; now in the name of Plug Power Inc.

Plug Power Inc.	Sensor for electro-active materials	10122170 4/15/2002	6836123 12/28/2004	Issued	H Power Corporation	Assignment document recorded 6/23/2016; now in the name of Plug Power Inc.

Plug Power Inc.	Activation of electrochemical cells with catalyst electrodes	10072592 2/11/2002	6805983 10/19/2004	Issued	H Power Corporation	Assignment document recorded 6/23/2016; now in the name of Plug Power Inc.

Plug Power Inc.	Electrochemical method to improve the performance of H2/air PEM fuel cells and direct methanol fuel cells	10097216 3/14/2002	6730424 5/4/2004	Issued	H Power Corporation	Assignment document recorded 6/23/2016; now in the name of Plug Power Inc.

Plug Power Inc.	Fuel cell reactant and cooling flow fields integrated into a single separator plate	09928719 8/13/2001	6727014 4/27/2004	Issued	H Power Corporation	Assignment document recorded 6/23/2016; now in the name of Plug Power Inc.

Plug Power Inc.	Fuel cell using water-soluble fuel	09039878 3/16/1998	6048634 4/11/2000	Issued	H. Power Corporation	Assignment document recorded 6/23/2016; now in the name of Plug Power Inc.

Plug Power Inc.	Hydrogen-air fuel cell	08878015 6/18/1997	5776625 7/7/1998	Issued	H. Power Corporation	Assignment document recorded 6/23/2016; now in the name of Plug Power Inc.

Plug Power Inc.	Pressure relief control system for a fuel cell system having a pressurized fuel flow	11823602 6/28/2007	7892689 2/22/2011	Issued	Plug Power Inc.	No assignment from inventors to company

Plug Power Inc.	Fault management in a fuel cell-based system	11823554 6/28/2007	7862947 1/4/2011	Issued	Plug Power Inc.	No assignment from inventors to company

Borrower/ Grantor	Title	App. No. App. Date	Patent / Pub. No. Issue / Pub. Date	Status	Registered Owner	Current Owner

Plug Power Inc.	Anode humidification	11823552 6/28/2007	7479335 1/20/2009	Issued	Plug Power Inc.	No assignment from inventors to company

Plug Power Inc.	Fuel cell system	09405689 9/24/1999	6299996 10/9/2001	Issued	Plug Power Inc.	No assignment from inventors to company

Trademarks

Borrower/Grantor	Trademark	App. No. App. Date	Status	Registered Owner

Plug Power Inc.	PP	86973790 13-APR-2016	Pending	Plug Power Inc.

Plug Power Inc.	PLUG POWER	86973793 13-APR-2016	Pending	Plug Power Inc.

Plug Power Inc.	PLUG POWER PP	86973782 13-APR-2016	Pending	Plug Power Inc.

Plug Power Inc.	INFINITE DRIVE	86973773 13-APR-2016	Pending Intent To Use	Plug Power Inc.

Plug Power Inc.	GENFUEL	86973803 13-APR-2016	Pending	Plug Power Inc.

Plug Power Inc.	GENKEY	86973812 13-APR-2016	Pending	Plug Power Inc.

Plug Power Inc.	GENSURE	86973775 13-APR-2016	Pending	Plug Power Inc.

Plug Power Inc.	GENCARE	86973809 13-APR-2016	Pending	Plug Power Inc.

Plug Power Inc.	GENDRIVE	86973817 13-APR-2016	Pending	Plug Power Inc.

Borrower/Grantor	Trademark	App. No. App. Date	Status	Registered Owner

Plug Power Inc.	GENSURE	86973821 13-APR-2016	Pending	Plug Power Inc.

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

a.              The following is a complete list of all stocks, bonds, debentures, notes, commodity contracts and other securities owned by Company and any subsidiary of the Company:

Name of Issuer	Description and Value of Security	Company/Subsidiary
N/A

b.              The following are all financial institutions at which Company and its subsidiaries maintain deposit accounts:

Bank Name	Account Number	Branch Address	Company/ Subsidiary	Purpose of Account
M&T Bank	9861393941	125 Wolf Road, Albany NY 12205 (518) 482-6595	Plug Power Inc.	Concentration
Silicon Valley Bank	3300804356	3003 Tasman Drive, Santa Clara CA 95054 (408) 654-7400	Plug Power Inc.	Concentration
M&T Bank	15004224962834	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Collateral / Restricted
M&T Bank	15004224962842	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Collateral / Restricted
M&T Bank	15004224962850	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Collateral / Restricted
M&T Bank	15004224962800	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Collateral / Restricted
M&T Bank	15004224962818	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Collateral / Restricted
M&T Bank	15004224962826	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Collateral / Restricted
M&T Bank	15004224962868	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Collateral / Restricted

M&T Bank	15004224962925	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Collateral / Restricted
M&T Bank	9861393958	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Collateral / Restricted
Wilmington Trust	114006-000	1100 North Market Street, Wilmington DE 19890-0001 (302) 651-1000	Plug Power Inc.	Money Market
Silicon Valley Bank	41276	3003 Tasman Drive, Santa Clara CA 95054	Plug Power Inc.	Money Market
Silicon Valley Bank	3301140267	3003 Tasman Drive, Santa Clara CA 95054	Emergent Power Inc.	Money Market
BNP Paribas	0089200010253592	France	Hypulsion	Concentration
Wilmington Trust	108894-0000	1100 North Market Street, Wilmington DE 19890-0001	Plug Power Inc.	Service Escrow / Restricted
Wilmington Trust	112130-000	1100 North Market Street, Wilmington DE 19890-0001	Plug Power Inc.	Service Escrow / Restricted
Wilmington Trust	113864-000	1100 North Market Street, Wilmington DE 19890-0001	Plug Power Inc.	Service Escrow / Restricted
PNC Bank	4116436576	995 Dalton Ave Cincinnati, OH 45203 (513) 421-9191	Plug Power Inc.	Collateral / Restricted
SunTrust	1000192072675	P.O. Box 305183,	Plug Power	Collateral /

		Nashville TN 37230-5183 (800) 786-8787	Inc.	Restricted
BB&T		600 Washington Ave, Suite 201; Towson, MD 21204 (410) 494-1001	Plug Power Inc.	Security Deposit / restricted
M&T Bank	15004235112329	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Collateral / Restricted — Related to M&T Amendment
M&T Bank	15004235112311	125 Wolf Road, Albany NY 12205	Plug Power Inc.	Money Market — Related to M&T Amendment
SunTrust	1000194715420	P.O. Box 305183, Nashville TN 37230-5183	Plug Power Inc.	Generate Deposit (to be closed upon DACA termination)

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated as of June 27, 2016 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”) and Plug Power Inc. (the “Company”), as Borrower and each other Borrower party thereto. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all of Borrower’s financial matters, and is authorized to provide certification of information regarding the Borrower; hereby certifies, in such capacity, and not in his individual capacity, that in accordance with the terms and conditions of the Loan Agreement, the Borrower is in compliance for the period ending              of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties.  Attached are the required documents supporting the above certification.  The undersigned further certifies that the attached documents are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 30 days (45 days if month-end coincides with quarter-end)

Monthly Account statements (including Project Restricted Accounts)	Monthly within 30 days

Interim Financial Statements	Quarterly within 45 days

Audited Financial Statements	FYE within 90 days

The undersigned hereby confirms that Schedule 1 attached hereto is a true, correct and complete calculation of the financial covenants set forth in Section 7.18 of the Loan Agreement, as of the date first set forth above.

The undersigned hereby also confirms the accounts disclosed in Schedule 2 represent all depository accounts and securities accounts presently open in the name of each Borrower or Borrower Subsidiary/Affiliate, as applicable.

Very Truly Yours,

PLUG POWER INC.

By:

Name:

Its:

SCHEDULE 1

FINANCIAL COVENANT CALCULATIONS

For all periods prior to achievement of the Unrestricted Cash Milestone:

(1) unrestricted Cash in U.S. accounts subject to Account Control Agreement	$

(2) outstanding Secured Obligations	$

(3) product of item (2) multiplied by 0.75	$

(4) outstanding accounts payable of Borrower or any of its Subsidiaries that is more than one hundred fifty (150) days past the billing date for such accounts payable	$

(5) sum of item (3) plus item (4) above	$

Is item (1) greater than or equal to item (5)?	☐ Yes (in compliance) ☐ No (not in compliance)

For all periods on and after achievement of the Unrestricted Cash Milestone:

(1) unrestricted Cash in U.S. accounts subject to Account Control Agreement	$

(2) outstanding Secured Obligations	$

(3) product of item (2) multiplied by 0.50	$

(4) outstanding accounts payable of Borrower or any of its Subsidiaries that is more than one hundred fifty(150) days past the billing date for such accounts payable	$

(5) sum of item (3) plus item (4) above	$

Is item (1) greater than or equal to item (5)?	☐ Yes (in compliance) ☐ No (not in compliance)

SCHEDULE 2

BANK ACCOUNT INFORMATION

Bank Account Information (as of                   )

UNRESTRICTED ACCOUNTS (HERCULES DACA ACCOUNTS)

Bank	Account	Amount	Purpose	New (Y/N)*

Total

PLEDGED ACCOUNTS

Bank	Account	Amount	Purpose	New (Y/N)

Total

RESTRICTED ACCOUNTS

Bank	Account	Amount	Purpose	New (Y/N)

Total

Grand Total

* “New” means new account opened since last Compliance Certificate.

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [            ], 20[    ], and is entered into by and between                                  , a                         corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A.  Subsidiary’s Affiliates, Plug Power Inc., a Delaware corporation (“Company”), Emerging Power Inc., a Delaware corporation, Emergent Power Inc., a Delaware corporation and each of their Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”) have entered into that certain Loan and Security Agreement dated as of June 27, 2016, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and the Agent, as such agreement may be amended, restated or modified (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith; and

B.  Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Borrower’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith, including, but not limited to the IP Security Agreement (as defined in the Loan Agreement).

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.              The recitals set forth above are incorporated into and made part of this Joinder Agreement.  Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.              By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [           ], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements.  To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity.  By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

3.              Subsidiary agrees not to certificate its equity securities unless it or the holder of its equity securities promptly delivers such certificate or certificates to Agent in order to perfect Agent’s security interest in such equity securities.

4.              Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

5.              As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral and the Intellectual Property Collateral (as defined in the IP Security Agreement).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

.

By:
Name:
Title:

Address:

Telephone:
email:

AGENT:

HERCULES CAPITAL, INC.

By:
Name:
Title:

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com, tpandjiris@herculestech.com
Telephone: 650-289-3060

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA  94301

Re:  Loan and Security Agreement dated as of June 27, 2016 (the “Agreement”) by and among Plug Power Inc. (“Company”), each other Borrower party thereto and Hercules Capital, Inc., as agent (“Agent”) and the lenders party thereto (collectively, the “Lender”)

In connection with the above referenced Agreement, the Company hereby authorizes the Agent to initiate debit entries for the periodic payments due under the Agreement.  The Borrower authorizes the depository institution named below to debit to such account.

[IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect until terminated in writing by Company and Agent.

PLUG POWER INC.
(Company)(Please Print)

By:

Date:

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of June 27, 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among PLUG POWER INC., a Delaware corporation, EMERGING POWER INC., a Delaware corporation, EMERGENT POWER INC., a Delaware corporation and each of their Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., formerly known as Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: , 20[ ]

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of June 27, 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among PLUG POWER INC., a Delaware corporation, EMERGING POWER INC., a Delaware corporation, EMERGENT POWER INC., a Delaware corporation and each of their Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., formerly known as Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender.

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: , 20[ ]

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of June 27, 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among PLUG POWER INC., a Delaware corporation, EMERGING POWER INC., a Delaware corporation, EMERGENT POWER INC., a Delaware corporation and each of their Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., formerly known as Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender.

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: , 20[ ]

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of June 27, 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among PLUG POWER INC., a Delaware corporation, EMERGING POWER INC., a Delaware corporation, EMERGENT POWER INC., a Delaware corporation and each of their Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., formerly known as Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

DATE:                        , 20[  ]

SCHEDULE 1.1

COMMITMENTS

LENDER	TRANCHE	TERM COMMITMENT
Hercules Capital, Inc.	Tranche I	$25,000,000
Hercules Capital, Inc.	Tranche II	$5,000,000
Hercules Capital, Inc.	Tranche III	$10,000,000
	TOTAL COMMITMENTS	$40,000,000

Schedule 1: Subsidiaries

Loan Party/Subsidiary	Ownership
Plug Power Canada Inc., a corporation incorporated in British Columbia	Plug Power Inc.- 100%
Plug Power Holding Inc., a Delaware corporation	Plug Power Inc.- 100%
Hypulsion U.S. Holding, Inc., a Delaware corporation	Plug Power Inc.- 100%
Hypulsion SAS (Plug Power Europe), a société par actions simplifiée	Hypulsion U.S. Holding, Inc. - 100%
Emerging Power Inc., a Delaware corporation	Plug Power Inc.- 100%
Emergent Power Inc., a Delaware corporation	Emerging Power Inc. – 100%
Plug Power Capital Inc., a Delaware corporation	Plug Power Inc.- 100%
H Power Corp., a Delaware corporation	Plug Power Inc.- 100%

Schedule 1A:        Existing Permitted Indebtedness

Lease Agreement between Plug Power Inc. and 968 Albany Shaker Road Associates, LLC dated as of January 24, 2013.

Schedule 1B: Existing Permitted Investments

See Schedule 1.

Schedule 1C: Existing Permitted Liens

Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral
Plug Power Inc.	NMHG Financial Services, Inc.	UCC	9/15/11	20113547414	DE – SOS

All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	7/2/14	20142617645	DE – SOS	All of Lessee’s right, title and interest in and to the Equipment (equipment listed on Schedule A thereto – (8) pages)

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	9/29/14	20143894292	DE – SOS	All of Lessee’s right, title and interest in and to the Equipment (equipment listed on Schedule A thereto – (8) pages)

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	9/29/14	20143894334	DE – SOS	All of Lessee’s right, title and interest in and to the Equipment (equipment listed on Schedule A thereto – (8)

Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral
						pages)

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	10/3/14	20143990470	DE – SOS	All of Lessee’s right, title and interest in and to the Equipment (equipment listed on Schedule A thereto – (3) pages)

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	10/3/14	`20143990637	DE – SOS	All of Lessee’s right, title and interest in and to the Equipment (equipment listed on Schedule A thereto – (1) page)

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	12/19/14	20145179460	DE – SOS	All of Lessee’s right, title and interest in and to the Equipment (equipment listed on Schedule A thereto – (1) page)

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	12/19/14	20145179551	DE – SOS	All of Lessee’s right, title and interest in and to the Equipment (equipment listed on Schedule A thereto – (3) pages)

Plug Power	Manufacturers and Traders	UCC	12/22/14	20145207543	DE – SOS	5 Hydrogen Fuel Cell Units Model 2420-36; 5 Hydrogen

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Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral
Inc.	Trust Company					Fuel Cell Units Model 3330-24F

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	12/22/14	20145207550	DE – SOS	1 Hydrogen Fuel Cell Units Model 2310-36; 1 Hydrogen Fuel Cell Units Model 3330-24F

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	12/22/14	20145207592	DE – SOS	1 Hydrogen Fuel Cell Units Model 3330-24F

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	4/1/15	20151379642	DE – SOS

All of Lessee’s right, title and interest in and to the Equipment (meaning units of personal property described on Equipment Schedule 009 dated March 31, 2015, to Master Equipment Lease dated June 30, 214) together with any and all proceeds of the Equipment or other tangible and intangible property of Lessee resulting from the sale or other disposition of the Equipment.

Plug Power	Manufacturers and Traders	UCC	4/1/15	20151379816	DE – SOS	All of Lessee’s right, title and

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Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral
Inc.	Trust Company

interest in and to the Equipment (meaning units of personal property described on Equipment Schedule 010 dated March 31, 2015, to Master Equipment Lease dated June 30, 214) together with any and all proceeds of the Equipment or other tangible and intangible property of Lessee resulting from the sale or other disposition of the Equipment.

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	4/1/15	20157379857	DE – SOS

All of Lessee’s right, title and interest in and to the Equipment (meaning units of personal property described on Equipment Schedule 011 dated March 31, 2015, to Master Equipment Lease dated June 30, 214) together with any and all proceeds of the Equipment or

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Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral
						other tangible and intangible property of Lessee resulting from the sale or other disposition of the Equipment.

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	6/26/15	20152769254	DE – SOS

All of Lessee’s right, title and interest in and to the Equipment (meaning units of personal property described on Equipment Schedule 012 dated June 26, 2015, to Master Equipment Lease dated June 30, 214) together with any and all proceeds of the Equipment or other tangible and intangible property of Lessee resulting from the sale or other disposition of the Equipment.

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	6/30/15	20152824422	DE – SOS	All of Lessee’s right, title and interest in and to the Equipment (meaning units of personal property described on

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Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral

Equipment Schedule 013 dated June 30, 2015, to Master Equipment Lease dated June 30, 214) together with any and all proceeds of the Equipment or other tangible and intangible property of Lessee resulting from the sale or other disposition of the Equipment.

Plug Power Inc.	PNC Energy Capital LLC	UCC	7/21/15	20153150488	DE – SOS

All Debtor’s right, title and interest in, to and under the amounts on deposit in the Collection Account and all of the Assigned Rights, including any proceeds (in the form of cash, property or otherwise) therefrom or relating thereto.

Plug Power Inc.	PNC Energy Capital LLC	UCC	7/21/15	20153150587	DE – SOS	Equipment listed on Schedule A thereto

Plug Power,	BB&T EFC Energy, LLC	UCC	9/9/15	20153949830	DE-SOS	Leased Equipment and systems;

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Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral
Inc.

subleases, chattel paper, accounts, security deposits and general intangibles relating to Leased Equipment; cash comprising the security deposit; Debtor’s right, title and interest in PPA. Equipment schedule attached thereto.

Plug Power, Inc.	BB&T EFC Energy, LLC	UCC	9/29/15	20154382890	DE-SOS

Leased Equipment and systems; subleases, chattel paper, accounts, security deposits and general intangibles relating to Leased Equipment; cash comprising the security deposit; Debtor’s right, title and interest in PPA. Equipment schedule attached thereto.

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Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral
Plug Power, Inc.	BB&T EFC Energy, LLC	UCC	12/16/15	20156066756	DE-SOS

Leased Equipment and systems; subleases, chattel paper, accounts, security deposits and general intangibles relating to Leased Equipment; cash comprising the security deposit; Debtor’s right, title and interest in PPA. Equipment schedule attached thereto.

Plug Power Inc.	Wells Fargo Equipment Finance, Inc.	UCC	12/18/15	20156137383	DE – SOS

Collateral Description Attached – various pieces of equipment together with all accessories, accessions, attachments, whether now owned or hereafter acquired, and all substitutions, renewals replacements and improvements thereto, together with the proceeds thereof.

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Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral
Plug Power Inc.	Wells Fargo Equipment Finance, Inc.	UCC	12/18/15	20156137581	DE – SOS	All the Debtor’s right, title and interest in, to and under all of the Assigned Rights, including any proceeds (in the form of cash, property or otherwise) therefrom or relating thereto.

Plug Power, Inc.	BB&T EFC Energy, LLC	UCC	12/28/15	20156290265	DE-SOS

Equipment and systems; subleases, chattel paper, accounts, security deposits and general intangibles relating to Leased Equipment; cash comprising the security deposit; Debtor’s right, title and interest in PPA. Equipment schedule attached thereto.

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	12/31/15	20156363278	DE – SOS	All of Lessee’s right, title and interest in and to the Equipment (meaning units of personal property described on

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Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral

Equipment Schedule 014 dated December 31, 2015, to Master Equipment Lease dated June 30, 214) together with any and all proceeds of the Equipment or other tangible and intangible property of Lessee resulting from the sale or other disposition of the Equipment.

Plug Power Inc.	Manufacturers and Traders Trust Company	UCC	12/31/15	20156363385	DE – SOS

All of Debtor’s right, title and interest in and to, but not its obligations under, (a) Exhibit F-5 dated, as of December 21, 2015 (the “Sublease Schedule”), to Master Lease Agreement dated as of June 30, 2014, each by and between Debtor and Volkswagen Group of America Chattanooga Operations, LLC, and (b) the Master Sublease,

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Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral
						solely as it relates to the Sublease Schedule.

Plug Power Inc.	Dietz & Watson, Inc.	UCC	1/4/16	20160022630	DE – SOS

All of Debtor’s rights to that certain escrow reserve account, all funds contained therein and proceeds thereof maintained with Wilmington Trust, National Association, as Escrow Agent, as security for Debtor’s performance of Debtor’s services under that certain Genkey Agreement between Debtor and Secured Party dated May 27, 2015, as amended, pursuant to that certain Master Escrow Agreement dated December 22, 2015 by and among Debtor, Secured Party, Manufacturers and Traders Trust Company, and Wilmington Trust, National

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Debtor Name	Secured Party	Type of Search	Date Filed	File Number	Jurisdiction	Collateral
						Association, as Escrow Agent.

Plug Power Inc.	Harbor Capital, LLC	UCC	1/11/2016	20160197762	DE – SOS

All present and future Goods leased by Harbor Capital, LLC to Plug Power, Inc., including, but not limited to the listed equipment thereto and related equipment, and any replacement, substitution, etc. Equipment Description listed in Attachment A thereto.

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Schedule 5.3: Consents, Etc.

None.

Schedule 5.5: Actions Before Governmental Authorities

None.

Schedule 5.8: Tax Matters

None.

Schedule 5.9: Intellectual Property Claims

None.

Schedule 5.10: Intellectual Property

None.

Schedule 5.11: Borrower Products

None.

Schedule 5.14: Capitalization

Loan Party/Subsidiary	Ownership
Plug Power Inc., a Delaware corporation	Publicly owned
Plug Power Canada Inc., a corporation incorporated in British Columbia	Plug Power Inc.- 100%
Plug Power Holding Inc., a Delaware corporation	Plug Power Inc.- 100%
Hypulsion U.S. Holding, Inc., a Delaware corporation	Plug Power Inc.- 100%
Hypulsion SAS (Plug Power Europe), a société par actions simplifiée	Hypulsion U.S. Holding, Inc. - 100%
Emerging Power Inc., a Delaware corporation	Plug Power Inc.- 100%
Emergent Power Inc., a Delaware corporation	Emerging Power Inc. – 100%
Plug Power Capital Inc., a Delaware corporation	Plug Power Inc.- 100%
H Power Corp., a Delaware corporation	Plug Power Inc.- 100%

Schedule 5.16: Project Matters

(i) Description of Projects:

•                  Walmart — Deployment of Plug Power Inc.’s signature turnkey solution, GenKey, which incorporates GenDrive fuel cell systems, GenFuel hydrogen fueling infrastructure, GenCare aftermarket service, and GenFuel hydrogen gas to power the systems.  The projects are sold to a bank then leased back to Plug Power for use at the customer’s location.

•                  Volkswagen — Deployment of Plug Power Inc.’s signature turnkey solution, GenKey, which incorporates GenDrive fuel cell systems, GenFuel hydrogen fueling infrastructure, GenCare aftermarket service, and GenFuel hydrogen gas to power the systems.  The projects are sold to a bank then leased back to Plug Power for use at the customer’s location.

•                  The Home Depot  — Deployment of Plug Power Inc.’s signature turnkey solution, GenKey, which incorporates GenDrive fuel cell systems, GenFuel hydrogen fueling infrastructure, GenCare aftermarket service, and GenFuel hydrogen gas to power the systems.  The projects are sold to a bank then leased directly to the customer for use at their location.

•                  Dietz & Watson - Deployment of Plug Power Inc.’s signature turnkey solution, GenKey, which incorporates GenDrive fuel cell systems, GenFuel hydrogen fueling infrastructure, GenCare aftermarket service, and GenFuel hydrogen gas to power the systems.  The projects are sold to a bank then leased directly to the customer for use at their location.

(ii) Material Project Documents:

•                  Amended and Restated Power Purchase Agreement between Plug Power Inc. and Wal-Mark Stores East, LP dated as of September 1, 2015

•                  GenKey Agreement between Plug Power Inc. and Home Depot U.S.A., Inc. dated as of February 24, 2015

•                  GenKey Agreement between Plug Power Inc. and Deitz and Watson dated as of May 27, 2015 as amended by First Amendment to GenKey Agreement, dated as of October 2015, by and between Dietz & Watson, Inc. and Plug Power Inc.

•                  Master Equipment Lease among Volkswagen Group of America, Chattanooga Operations, LLC and Plug Power Inc. effective June 30, 2014

(iv) Material Financing Agreements:

•                  Master Equipment Lease between Plug Power Inc. and Manufactures and Traders Trust Company (“M&T”) dated as of June 30, 2014, as amended by the First Amendment to Master Equipment Lease between Plug Power Inc. and M&T dated as of December 19, 2014, as further amended by the Second Amendment to Master Equipment Lease between Plug Power Inc. and M&T dated as of December 30, 2015, and as further amended by the Waiver and Third Amendment to Master Equipment Lease, dated as of June 7, 2016, between M&T and Plug Power Inc..

•                  Master Lease Agreement dated as of July 20, 2015, between PNC Energy Capital LLC and Plug Power Inc..

•                  Master Lease Agreement No. 9990001924 between BB&T EFC Energy, LLC and Plug Power Inc. dated as of September 8, 2015.

•                  Master Lease Agreement dated as of December 18, 2015 between Wells Fargo Equipment Finance, Inc. and Plug Power Inc.

•                  Master Escrow Agreement dated December 22, 2015 among Dietz & Watson, Inc., M&T, Plug Power Inc. and Wilmington Trust, National Association (“Wilmington”).

•                  Master Escrow Agreement dated February 24, 2015 among Home Depot U.S.A., Inc., M&T, and Wilmington Trust, National Association.

•                  SunTrust LC Number 70001470 issued to Wells Fargo Equipment Finance, Inc.

•                  SunTrust LC Number 70001499 issued to BB&T EFC Energy, LLC

•                  SunTrust LC Number 70001492 issued to BB&T EFC Energy, LLC

•                  SunTrust LC Number 70001519 issued to BB&T EFC Energy, LLC

•                  Master Lease Agreement between Plug Power Inc. and Generate Capital, Inc. (“Generate”) dated as of June 3, 2016, as amended by the First Amendment to Master Lease Agreement between Plug Power Inc. and Generate dated as of June 13, 2016.